Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement on Form SB-2 Registration No. 333- 130900 of our report dated February 16, 2007, relating to the balance sheet of Electronic Sensor Technology, Inc. as of December 31, 2006 and the related consolidated statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2006 and 2005. We also consent to the references to us under the heading "Experts" in such Post-Effective Amendment No. 1 to Registration Statement.


  /s/ Sherb & Co., LLP
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Sherb & Co., LLP
Certified Public Accountants


New York, New York


April 2, 2007